UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 3, 2024

AMERICAN CLEAN RESOURCES GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-14319	84-0991764
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12567 West Cedar Drive, Suite 230 Lakewood, CO 80228-2039
(Address of principal executive offices)

(888) 960-7347

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of exchange on which registered
Common Stock $0.001 par value	ACRG	OTC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Effective June 3, 2024, American Clean Resources Group, Inc. (the “Company”) executed a Memorandum of Understanding for a Joint Venture with AMI Strategies, (“AMI”). The Parties intend to form a joint operation and utilize the technology and talent of both organizations for their mutual benefit which includes the Company’s planned renewable energy generation, specifically solar power through the operation, engineering, infrastructure, and construction of controlled solar power and AMI’s management of utility costs through a proprietary software platform that can bill, audit, invoice and manage the daily operations of suppliers and clients.

About AMI:

AMI Strategies serves clients on every continent, offering a global suite of solutions for Telecom, Mobility, Cloud, Utility, ServiceNow, and Managed Automation deployments – all powered by cutting-edge technology and automation.

AMI’s platform is designed to manage any vendor that’s  important to its customers – no matter what category it’s in. By establishing inventory that includes integrated data from vendors and enterprise systems, auditing charges against correlating contracts, automating allocations and payments, and centralizing how services are purchased, changed or decommissioned, AMI ensures its clients never waste time on vendor-related busywork, and never pay more than they’re supposed to.

Definitive Documents:

The Parties will work together to draft definitive documents including the formation of the joint venture and its governing documents.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 5, 2024	American Clean Resources Group, Inc.

	By:	/s/ Tawana Bain
Tawana Bain Chief Executive Officer